UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 26, 2019

CANFIELD MEDICAL SUPPLY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Colorado
(State or Other Jurisdiction of Incorporation)

000-55114	34-1720075
(Commission File Number)	(IRS Employer Identification No.)

4120 Boardman-Canfield Road Canfield, Ohio 44406
(Address of Principal Executive Offices)

(330) 533-1914
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective after trading hours on November 26, 2019, Canfield Medical Supply, Inc. (the “Company”) granted options to an officer and directors as follows:

Name	Title	Amount
John Matthias Lepo	Interim Chief Executive Officer, Chief Financial Officer and Director	120,000
Michael Long	Director	45,000
Amy Atkinson	Director	45,000

The options (i) are exercisable as of the date of grant, (ii) have a strike price of $0.55 per share, which was the reported closing bid price per share of the Company’s common stock on the date of grant, and (iii) expire 60 months from the date of grant.

A form of the option agreement is attached as Exhibit 10.1 to this report and the foregoing description of the options is qualified in its entirety by reference thereto.

Item 9.01.   Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.1	Form of Option Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 3, 2019

CANFIELD MEDICAL PRODUCTS, INC.

/s/ John Matthias Lepo
By: John Matthias Lepo
Interim Chief Executive Office and Chief Financial Officer